                                                                  EXHIBIT (a)(4)
                              QUANTUM CORPORATION
                    VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                 ELECTION FORM
                                 -------------

To Quantum Corporation ("Quantum"):

     I have received the Offer to Exchange, the memorandum from Michael Brown, each dated June 4, 2001, this Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering eligible employees the opportunity to exchange certain outstanding stock options that have an exercise price of $14 per share or more. Options eligible to be tendered are options that have an exercise price of $14 or more granted under the Quantum Corporation 1993 Long-Term Incentive Plan, the Quantum Corporation Supplemental Stock Option Plan, the Quantum Corporation 1986 Stock Option Plan, the Meridian Data, Inc. 1997 Stock Plan, the Parallan Computer, Inc. 1988 Incentive Stock Plan, the Meridian Data, Inc. 1987 Incentive Stock Plan, the ATL Products, Inc. 1997 Stock Incentive Plan and the ATL Products, Inc. 1996 Stock Incentive Plan. This Offer expires at 5:00 p.m. Pacific Daylight Time on July 3, 2001.

     By signing below, I understand and acknowledge that:

     (a) Tendering one or more Old Options by following the procedure described in the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Quantum's acceptance for exchange of Old Options tendered in accordance with the Offer will constitute a binding agreement between Quantum and me upon the terms and conditions of the Offer.

     (b) Upon Quantum's acceptance of the Old Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Old Option(s) that I am tendering.

     (c) All New Options will be subject to the terms of the Offer to Exchange, the Quantum Corporation Supplemental Stock Option Plan and a new option agreement between Quantum and me, all applicable laws and regulations, and, if I am an employee or resident in the U.K., a joint election whereby I accept the transfer of the whole of the National Insurance liability related to the New Option.

     (d) For each option I elect to cancel, I lose my right to purchase all outstanding unexercised shares under that option after the date of cancellation.

     (e) The New Options I will receive will not be granted until January 7, 2002 or, if the Offer is extended, the first business day that is six months and one day after the Old Options I am tendering are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Old Options.

     (f) I must be an eligible employee of Quantum or one of its subsidiaries and otherwise be eligible under the Quantum Corporation Supplemental Stock Option Plan on the date the New Options are granted in order to receive one or more New Options. I understand the possible loss of my cancelled stock options if employment is terminated for any reason whatsoever before January 7, 2002.


                        RETURN TO STOCK ADMINISTRATION
         NO LATER THAN 5:00 P.M. PACIFIC DAYLIGHT TIME ON JULY 3, 2001
                  VIA FAX AT (408) 944-6521 OR HAND DELIVERY

     (g) The New Option I will receive will be a non-qualified stock option
(NQ), even if the Old Option I am tendering is an incentive stock option (ISO).
      ------------------------------------------------------------------------
Each New Option will have the same vesting schedule as the corresponding Old Option that I am tendering in the Offer. However, the vesting of each New Option will start over on the date of grant of the New Option. For example, and except as described below, if I elect to cancel an option that was scheduled to vest monthly over four years, my New Option will be scheduled to vest monthly over four years from the date the New Option is granted. Because the vesting schedule for the New Options will not begin until the grant date of the New Options, I will lose the benefit of all vested shares under each Old Option that I am tendering. Upon the grant of the New Options, I will receive credit towards the New Option's vesting schedule for the approximately six-month period between the cancellation date and the grant date of the New Options. This will have the effect of shortening the date the new option is scheduled to fully vest by approximately six months. For performance-accelerated options (PASOPs) only, the New Option will have the same vesting schedule as the corresponding Old Option I am tendering for exchange. Upon the grant of a new PASOP, I will receive credit for vesting accrued prior to the cancellation of any old PASOP I am tendering and I will receive credit for the approximately six-month period between the cancellation date and the grant date of the new PASOP. Therefore, for PASOPs only, I will not lose the benefit of shares that have vested under the Old Option that was cancelled.

     (h) Each of the Old Options that I am tendering represent all of the common stock covered by each such Old Option that I am tendering. I also understand that if I elect to cancel any Old Options, all options granted in the six months
                                           ---
prior to cancellation (that is, since January 5, 2001) will also be cancelled and replaced with New Options. This includes options with an exercise price of less than $14 per share.

     (i) Under certain circumstances described in the Offer to Exchange, Quantum may terminate or amend and postpone its acceptance and cancellation of any Old Options tendered for exchange. In this event, I understand that the Old Options delivered with this Election Form but not accepted will be returned to me at my address indicated below.

     (j) Quantum has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

     (k) Participation in the Offer will not be construed as a right to my continued employment with Quantum or any of its subsidiaries for any period and my employment with Quantum or any of its subsidiaries can be terminated at any time by me or Quantum (or one of Quantum's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

     (l) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

     Subject to the above understandings and acknowledgements, I would like to participate in the Offer as indicated below. I have read and followed the instructions attached to this form.


                        RETURN TO STOCK ADMINISTRATION
         NO LATER THAN 5:00 P.M. PACIFIC DAYLIGHT TIME ON JULY 3, 2001
                  VIA FAX AT (408) 944-6521 OR HAND DELIVERY

     Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and all stock option grants since January 5, 2001 cancelled and replaced pursuant to the terms of this Election Form.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject which must be received prior to the cutoff date of 5:00 p.m. Pacific Daylight Time, July 3, 2001.

____ Yes, I wish to tender for exchange each of the options specified below with an exercise price of $14 per share or more (and on any additional sheets which I have attached to this form), along with all options granted since January 5,
                                        ---
2001:

---------------------------------------------------------------------------------------------------------------
Grant Number             Grant Date      Exercise Price     Total Number of Unexercised Shares Subject to the
                                                                     Option (Shares to Be Cancelled)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

____ I have attached an additional sheet listing my name and any additional grants I wish to cancel.

I understand that all of these options will be irrevocably cancelled on July 5, 2001.

-----------------------------   ------------------------------------------------
Employee Signature              National Insurance/Social Security/
                                National ID/Tax File Number

-----------------------------   ---------------------
Employee Name (Please Print)    Date and Time


-----------------------------------------------------
Home or Work Address


                        RETURN TO STOCK ADMINISTRATION
         NO LATER THAN 5:00 P.M. PACIFIC DAYLIGHT TIME ON JULY 3, 2001
                  VIA FAX AT (408) 944-6521 OR HAND DELIVERY

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.  Delivery of Election Form.
         -------------------------

     A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Quantum Corporation, Attention: Stock Administration, 501 Sycamore Drive, Milpitas, CA 95035 either via hand delivery or via fax (fax #
(408) 944-6521) on or before 5:00 p.m. Pacific Daylight Time on July 3, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Quantum at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery.

     2.  Withdrawals of Tendered Options.
         -------------------------------

     You may withdraw your tendered options at any time before the Expiration Date. If Quantum extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Quantum currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless we accept your tendered options before 5:00 p.m., Pacific Daylight Time, on July 31, 2001, you may withdraw your tendered options at any time after July 31, 2001.

     To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of the notice) with the required information to Quantum while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Old Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

     Tenders of options made through the offer may be changed at any time before the Expiration Date. If Quantum extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Quantum will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a faxed copy of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     3.  Inadequate Space.
         ----------------

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

     4.  Tenders.
         -------

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     .  grant number,

     .  grant date,

     .  exercise price, and

     .  the total number of unexercised option shares subject to the option.

     Quantum will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Old Options that were granted to you during the six month period prior to the Expiration Date. This includes options with an exercise price below $14.

     5.  Signatures on This Election Form.
         --------------------------------

     If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Quantum of the authority of that person so to act must be submitted with this Election Form.

     6.  Other Information on This Election Form.
         ---------------------------------------

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current work or home address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     7.  Requests for Assistance or Additional Copies.
         --------------------------------------------

     Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to the Employee Call Center, Quantum Corporation, 501 Sycamore Drive, Milpitas, CA 95035, telephone number 1-800-499-9007. Copies will be furnished promptly at Quantum's expense.

     8.  Irregularities.
         --------------

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Quantum in its discretion. Quantum's determinations shall be final and binding on all parties. Quantum reserves the right to reject any or all tenders of options Quantum determines not to be in proper form or the acceptance of which may, in the opinion of Quantum's counsel, be unlawful. Quantum also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Quantum's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Quantum shall determine. Neither Quantum nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     9.  Additional Documents to Read.
         ----------------------------

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Michael Brown dated June 4, 2001 before deciding to participate in the Offer.

     10.  Important Tax Information.
          -------------------------

     You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Section 18 for a discussion of tax consequences which may apply to you.

     11.  Miscellaneous.
          -------------

     A.  Data Privacy.  By accepting the Offer, you hereby explicitly and
         ------------
unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Quantum Corporation and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that Quantum Corporation and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Quantum, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

     B.  Acknowledgement and Waiver.  By accepting this Offer, you acknowledge
         --------------------------
that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

     Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by Quantum, on or before the Expiration Date.